EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984
Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the
Registration Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement (Form
S-8 No. 333-62465) pertaining to the Uniphase Corporation 1998 Employee
Stock Purchase Plan and the Amended and Restated 1993 Flexible Stock
Incentive Plan; and the Registration Statement (Form S-3/A No. 333-27931) of Uniphase Corporation and in the related Prospectus of our report dated
January 7, 1999 (except for the first paragraph under "Basis of "Presentation" of Note 1, as to which the date is April 23, 1999), with respect to the consolidated financial statements and schedule of Uniphase Corporation included in the Current Report on the Form 8-K/A dated April 28, 1999, filed with the Securities and Exchange Commission.



                                           \s\  Ernst & Young LLP

San Jose, California
April 28, 1999